NOTIFICATION OF THE REMOVAL FROM LISTING AND REGISTRATION

NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the entire class of the following securities issued by Morgan Stanley (the 'Company') from listing and registration on the Exchange upon the effective date of this Form 25:


12% Stock Participation Accreting Redemption Quarterly-pay Securities due July 20, 2009 (Mandatorily Exchangeable for the Common Stock of Weatherford International Ltd. ) (suspended 7/20/2009) (symbol: WVK)

8% Stock Participation Accreting Redemption Quarterly-pay Securities due July 20, 2009 (Mandatorily Exchangeable for the Common Stock of Intel Corporation) (suspended 7/20/2009) (symbol: ADJ)

Protected Absolute Return Barrier Notes due July 20, 2009 (Based on the Value of the S&P 500 Index) (suspended 7/20/2009) (symbol: BNP)

BRIDGES due July 30, 2009 (Based on the Value of the S&P MidCap 400 Index) (suspended 7/30/2009) (symbol: MCB)

BRIDGES due August 30, 2009 (Based on the Value of Common Stock of Fifteen Companies in the Financial Services Industry) (suspended 8/30/2009) (symbol: MBK)

Protected Absolute Return Barrier Notes due September 20, 2009 Based on the Value of the S&P 500 Index (suspended 9/21/2009) (symbol: AMK)

Protected Absolute Return Barrier Notes due October 20, 2009 (Based on the Value of the S&P 500 Index) (suspended 10/20/2009) (symbol: SOU)

BRIDGES due October 30, 2009 (Based on the Value of Common Stock of Fifteen Aerospace and Defense Companies) (suspended 10/30/2009) (symbol: DFB)

Strategic Total Return Securities due December 17, 2009 (Exchangeable for a Cash Amount Based on the CBOE S&P 500 BuyWrite Index)
(suspended 12/17/2009) (symbol:  MBS)

Protected Absolute Return Barrier Notes due December 20, 2009 (Based on the
 Value of the S&P 500 ) (suspended 12/21/2009) (symbol:  SLZ)

BRIDGES due December 30, 2009 (Based on the value of the Dow Jones EURO STOXX 50 Index) (suspended 12/30/2009) (symbol: DBX)

Capital Protected notes due December 30, 2009 (Based on the Value of the AMEX China Index) (suspended 12/30/2009) (symbol: CAX)

MPS due December 30, 2009 (Linked to the Dow Jones Industrial Average) (suspended 12/30/2009) (symbol: DMJ)

Protected Absolute Return Barrier Notes due January 20, 2010 (Based on the Value of the S&P 500 Index) (suspended 1/20/2010) (symbol: AOF)

MPS due February 1, 2010 (Linked to the Russell 2000 Index)
(suspended 2/1/2010) (symbol:  MSU)




This action is being taken pursuant to the provisions of Rule 12d2-2(a)(2), as NYSE Regulation has been notified that the above issues have matured by their terms. Accordingly, each of the above issues has been suspended from trading on NYSE Arca prior to the opening of business on the date noted.